Exhibit 5.1

December 16, 2019

Charter Communications Operating, LLC
Charter Communications Operating Capital Corp.
400 Atlantic Street, 10th Floor
Stamford, Connecticut 06901

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special legal counsel to Charter Communications Operating, LLC, a Delaware limited liability company (“CCO”), Charter Communications Operating Capital Corp., a Delaware corporation (“CCO Capital” and, together with CCO, the “Issuers”), CCO Holdings, LLC, a Delaware limited liability company (the “Company”), and each of the other entities listed on Exhibit A hereto (together with the Company, the “Guarantors”) in connection with the issuance and sale by the Issuers of $1,300,000,000 in aggregate principal amount of 4.800% Senior Secured Notes due 2050 (the “Notes”) under the Securities Act of 1933, as amended (the “Securities Act”), which are guaranteed by the Guarantors (the “Guarantees”).

The companies listed on Exhibit A hereto under the headings “Delaware Guarantors” are referred to herein as the “Delaware Guarantors.”

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the certificates of incorporation, certificates of formation, bylaws, limited liability company agreements, limited partnership agreements and other organizational documents of the Issuers and the Delaware Guarantors, as applicable, (ii) the registration statement on Form S-3 (No. 333-222241) initially filed with the Securities and Exchange Commission (the “Commission”) on December 22, 2017 (as amended by Amendment No. 1 thereto, filed August 13, 2018, and Amendment No. 2 thereto, filed June 24, 2019, the “Registration Statement”), (iii) the indenture, dated as of July 23, 2015 (the “Base Indenture”), by and among the Issuers, CCO Safari II, LLC, a Delaware limited liability company, and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”), as supplemented by the fifteenth supplemental indenture thereto, dated as of October 24, 2019 (the “Fifteenth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and among the Issuers, the Guarantors, the Trustee and the Collateral Agent, and (iv) copies of the Notes.

Beijing Boston Chicago Dallas Hong Kong Houston London Los Angeles Munich Palo Alto Paris San Francisco Shanghai Washington, D.C.

December 16, 2019

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Issuers and the Delaware Guarantors, and the due authorization, execution and delivery of all documents by the parties thereto other than the Issuers and the Delaware Guarantors. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Issuers and the Guarantors.

Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principals of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations that may limit the rights of parties to obtain certain remedies.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that (i) the Notes are binding obligations of the Issuers and (ii) the Guarantees are binding obligations of the Guarantors.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K in connection with the sale of the Notes. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. We are not qualified to practice law in the State of Delaware and our opinions herein regarding Delaware law are limited solely to our review of provisions of the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act, which we consider normally applicable to transactions of this type, without our having made any special investigation as to the applicability of another statute, law, rule or regulation. None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations.

December 16, 2019

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion.

We have also assumed that the execution and delivery of the Indenture, the Notes and the Guarantees and the performance by the Issuers and the Guarantors of their obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which any Issuer or any of the Guarantors is bound.

This opinion is furnished to you in connection with the filing of the Registration Statement and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Yours very truly,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP

EXHIBIT A

Guarantors

Delaware Guarantors

Bresnan Broadband Holdings, LLC
Bresnan Digital Services, LLC
Bright House Networks Information Services (Alabama), LLC
Bright House Networks Information Services (California), LLC
Bright House Networks Information Services (Florida), LLC
Bright House Networks Information Services (Indiana), LLC
Bright House Networks Information Services (Michigan), LLC
Bright House Networks, LLC
CC Fiberlink, LLC
CC Systems, LLC
CC VI Fiberlink, LLC
CC VII Fiberlink, LLC
CCO Fiberlink, LLC
CCO NR Holdings, LLC
CCO Transfers, LLC
Charter Advanced Services (MN), LLC
Charter Advanced Services (MO), LLC
Charter Advanced Services VIII (MN), LLC
Charter Communications Entertainment I, LLC
Charter Communications VI, L.L.C.
Charter Communications, LLC
Charter Distribution, LLC
Charter Fiberlink – Alabama, LLC
Charter Fiberlink – Georgia, LLC
Charter Fiberlink – Illinois, LLC
Charter Fiberlink – Maryland II, LLC
Charter Fiberlink – Michigan, LLC
Charter Fiberlink – Missouri, LLC
Charter Fiberlink – Nebraska, LLC
Charter Fiberlink – Tennessee, LLC
Charter Fiberlink CA-CCO, LLC
Charter Fiberlink CC VIII, LLC
Charter Fiberlink CCO, LLC
Charter Fiberlink CT-CCO, LLC
Charter Fiberlink LA-CCO, LLC
Charter Fiberlink MA-CCO, LLC
Charter Fiberlink MS-CCVI, LLC
Charter Fiberlink NC-CCO, LLC
Charter Fiberlink NH-CCO, LLC

Charter Fiberlink NV-CCVII, LLC
Charter Fiberlink NY-CCO, LLC
Charter Fiberlink OR-CCVII, LLC
Charter Fiberlink SC-CCO, LLC
Charter Fiberlink TX-CCO, LLC
Charter Fiberlink VA-CCO, LLC
Charter Fiberlink VT-CCO, LLC
Charter Fiberlink WA-CCVII, LLC
Charter Helicon, LLC
Charter Leasing Holding Company, LLC
Charter Procurement Leasing, LLC
DukeNet Communications, LLC
Helicon Partners I, L.P.
Marcus Cable Associates, L.L.C.
Spectrum Advanced Services, LLC
Spectrum Gulf Coast, LLC
Spectrum Mid-America, LLC
Spectrum Mobile, LLC
Spectrum Mobile Equipment, LLC
Spectrum New York Metro, LLC
Spectrum NLP, LLC
Spectrum Northeast, LLC
Spectrum Oceanic, LLC
Spectrum Originals, LLC
Spectrum Originals Development, LLC
Spectrum Pacific West, LLC
Spectrum Reach, LLC
Spectrum RSN, LLC
Spectrum Security, LLC
Spectrum Southeast, LLC
Spectrum TV Essentials, LLC
Spectrum Wireless Holdings, LLC
TC Technology LLC
The Helicon Group, L.P.
Time Warner Cable Business LLC
Time Warner Cable Enterprises LLC
Time Warner Cable Information Services (Alabama), LLC
Time Warner Cable Information Services (Arizona), LLC
Time Warner Cable Information Services (California), LLC
Time Warner Cable Information Services (Colorado), LLC
Time Warner Cable Information Services (Hawaii), LLC
Time Warner Cable Information Services (Idaho), LLC
Time Warner Cable Information Services (Illinois), LLC
Time Warner Cable Information Services (Indiana), LLC
Time Warner Cable Information Services (Kansas), LLC
Time Warner Cable Information Services (Kentucky), LLC
Time Warner Cable Information Services (Maine), LLC
Time Warner Cable Information Services (Massachusetts), LLC

Time Warner Cable Information Services (Michigan), LLC
Time Warner Cable Information Services (Missouri), LLC
Time Warner Cable Information Services (Nebraska), LLC
Time Warner Cable Information Services (New Hampshire), LLC
Time Warner Cable Information Services (New Jersey), LLC
Time Warner Cable Information Services (New Mexico), LLC
Time Warner Cable Information Services (New York), LLC
Time Warner Cable Information Services (North Carolina), LLC
Time Warner Cable Information Services (Ohio), LLC
Time Warner Cable Information Services (Pennsylvania), LLC
Time Warner Cable Information Services (South Carolina), LLC
Time Warner Cable Information Services (Tennessee), LLC
Time Warner Cable Information Services (Texas), LLC
Time Warner Cable Information Services (Virginia), LLC
Time Warner Cable Information Services (Washington), LLC
Time Warner Cable Information Services (West Virginia), LLC
Time Warner Cable Information Services (Wisconsin), LLC
Time Warner Cable, LLC
TWC Administration LLC
TWC Communications, LLC
TWC Media Blocker LLC
TWC SEE Holdco LLC
TWC/Charter Los Angeles Cable Advertising, LLC
TWCIS Holdco LLC

Other Guarantors

Bresnan Broadband of Colorado, LLC
Bresnan Broadband of Montana, LLC
Bresnan Broadband of Utah, LLC
Bresnan Broadband of Wyoming, LLC